BYLAWS OF PALADIN INTERNATIONAL CORPORATION

PALADIN INTERNATIONAL CORPORATION

BYLAWS

Article I

PLACE OF BUSINESS

Section 1.      Principal Place of Business

a. The initial principal place of business of the Corporation shall be at Suite E, 1475 Terminal Way, Reno Nevada.

b. The Board of Directors may from time to time change the principal place of business of the Corporation from one location to another within its State of Incorporation.

Section 2. Other Places of Business

a. The Corporation may also have an office in Houston, Texas and such other additional offices as the Board of Directors may from time to time designate or the business of the Corporation may require.

Article II

SHAREHOLDERS

Section 1.      Annual Meetings

a. The annual meeting of the Shareholders of the Corporation, commencing in 1999, shall be held at the office of the Corporation in Houston, Texas, or at such other place as may be determined from time to time by the Board of Directors and as may be designated in the notice of such meeting. The meeting shall be held on the second Tuesday of May of each year at 10:00 o'clock a. m., c.s.t., or on such other day and/or time as the Board of Directors may specify in the notice of such meeting. If said day is a legal holiday, the meeting shall be held on the next succeeding business day not a legal holiday.

b. The business to be transacted at the annual meeting shall be the election of Directors to succeed those whose terms are expiring and such other business as may be properly brought before the meeting.

c. In the event that the annual meeting, by mistake or otherwise, shall not be called and held as provided in these Bylaws, a special meeting may be called as provided in Section 3 of this Article II in lieu of and for the purposes of and with the same effect as the annual meeting.

Section 2.      Special Meetings

a. A special meeting of the Shareholders may be called for any purpose or purposes at any time by the Chairman of the Board of the Corporation, by the President of the Corporation, by the Board of Directors or by the holders of not less than one-tenth (1/10th) of the then outstanding capital stock of the Corporation entitled to vote at such meeting.

b. At any time, upon written direction of any person or persons entitled to call a special meeting of the Shareholders, it shall be the duty of the Secretary of the Corporation to send notice of such meeting pursuant to Section 4 of this Article II. It shall be the responsibility of the person or persons directing the Secretary to send notice of any special meeting of Shareholders to deliver such direction and a proposed form of notice to the Secretary not less than fifteen (15) days prior to the proposed date of said meeting.

c. Special meetings of the Shareholders shall be held at such place, within or without the Corporation's State of Incorporation, on such date, and at such time as shall be specified in the notice of such special meeting.

Section 3.      Adjournment

a. When the annual meeting of the Shareholders is convened, or when any special meeting of the Shareholders is convened, the presiding officer may adjourn such meeting for such period of time as may be reasonably necessary to reconvene the meeting at another place and/or at another time.

b. The presiding officer shall have the power to adjourn any meeting of the Shareholders for any proper purpose, including, but not limited to, lack of a quorum, to secure a more adequate meeting place, to elect officials to count and tabulate votes, to review any Shareholder proposals or to pass upon any challenge which may properly come before the meeting.

c. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted at the original date of the meeting. If, however, after adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in compliance with Subsection 4 (a) of this Article II to each Shareholder of record on the new record date entitled to vote at such meeting.

Section 4.      Notice of Meeting, Purpose of Meeting and Waiver

a. Each Shareholder of record entitled to vote at any meeting shall be given in person, or by first class mail, postage prepaid, written notice of such meeting which, in the case of a special meeting, shall set forth the purpose or purposes for which the meeting is called, not less than ten (10) or more than sixty (60) days before the date of such meeting. If mailed, such notice is to be sent to the Shareholder's address as it appears on the stock transfer books of the Corporation unless such Shareholder shall have requested of the Secretary in writing at least fifteen (15) days prior to the distribution of any required notice that any notice intended for such Shareholder be sent to some other address, in which case the notice may be sent to the address so designated. Notwithstanding any such request by a Shareholder, notice sent to a Shareholder's address as it appears on the stock transfer books of the Corporation as of the record date shall be deemed properly given. Any notice of a meeting sent by United States mail shall be deemed delivered when deposited with proper postage thereon with the United States Postal Service or in any mail receptacle under its control.

b. A Shareholder waives notice of any meeting by attendance, either in person or by proxy, at such meeting or by waiving notice in writing either before, during or after such meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened, however, will not constitute a waiver of notice by a Shareholder stating at the beginning of the meeting his objection that the meeting is not lawfully called or convened.

c. Whenever the holders of at least eighty (80%) percent of the capital stock of the Corporation having the right to vote shall be present in person or by proxy at any annual or special meeting of the Shareholders, however notified or called, and shall sign a written consent thereto, the meeting shall be valid for all purposes.

d. A waiver of notice signed by all Shareholders entitled to vote at a meeting of the Shareholders may also be used for any other proper purpose including, but not limited to, designating any place within or without the Corporation's State of Incorporation as the place for holding such meeting.

e. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Shareholders need be specified in any written waiver of notice.

Section 5.      Closing of Transfer Books, Record Date and Shareholders List

a. In order to determine the holders of record of the capital stock of the Corporation who are entitled to notice of meetings, to vote at a meeting or any adjournment thereof, or to receive payment of any dividend, or for any other purpose, the Board of Directors may fix a date not more than sixty (60) days prior to the date set for any of such activities for such determination of Shareholders.

b. If the stock transfer books shall be closed for the purpose of determining the Shareholders entitled to notice of or to vote at a meeting of the Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

c. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the date for any such determination of the Shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of the Shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of the Shareholders, is to be taken.

d. If the stock transfer books are not closed and no record date is fixed for the determination of the Shareholders entitled to notice or to vote at a meeting of the Shareholders, or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for the determination of the Shareholders.

e. When a determination of the Shareholders entitled to vote at any meeting of the Shareholders has been made as provided in Section 5 of this Article II, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under Section 5 of this Article II for the adjourned meeting.

f. The officer or agent having charge of the stock transfer books of the Corporation shall make, as of a date at least ten (10) days before each meeting of the Shareholders, a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof, with the address of each Shareholder and the number and class and series, if any, of shares held by each Shareholder. Such list shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation, for a period of ten (10) days prior to such meeting and shall be available for inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of any meeting of the Shareholders and shall be subject to inspection by any Shareholder at any time during the meeting.

g. The original stock transfer books shall be prima facie evidence as to the Shareholders entitled to examine such list or stock transfer books or to vote at any meeting of the Shareholders.

h. If the requirements of Subsection 5(f) of this Article II have not been substantially complied with then, on the demand of any Shareholder in person or by proxy, the meeting shall be adjourned until such requirements are complied with.

j. If no demand pursuant to Subsection 5(h) of this Article II is made, failure to comply with the requirements of Section 5 of this Article II shall not affect the validity of any action taken at such meeting.

Section 6.      Quorum of Shareholders

a. At any meeting of the Shareholders the presence, in person or by proxy, of Shareholders owning a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereat shall be necessary to constitute a quorum for the transaction of any business. If a quorum is present the affirmative vote of a majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the act of the Shareholders. If there shall not be a quorum at any meeting of the Shareholders then the holders of a majority of the shares of the capital stock of the Corporation who shall be present at such meeting, in person or by proxy, may adjourn such meeting from time to time until holders of a majority of the shares of capital stock of the Corporation shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

b. The Shareholders at a duly organized meeting having a quorum may continue to transact business until adjournment notwithstanding the withdrawal by enough Shareholders to cause less than a quorum to remain at such meeting.

Section 7.      Presiding Officer and Order of Business

a. Meetings of the Shareholders shall be presided over by the Chairman of the Board or, if the Chairman of the Board is not present or so requests, by the President or, if the President is not present, by a Vice President, in order of their seniority, or if none of such officers are present, the meeting shall be presided over by a Chairman to be chosen by a plurality of the Shareholders entitled to vote at such meeting who are present, in person or by proxy. The presiding officer of any meeting of the Shareholders may delegate the duties and obligations of the presiding officer of the meeting as he sees fit.

b. The Secretary or, in his absence, an Assistant Secretary, in order of seniority, shall act as the Secretary of every meeting of the Shareholders, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall choose any person present to act as the secretary of such meeting.

c. The order of business at each meeting of the Shareholders shall be as follows:

i. Call of the meeting to order.

ii. Present proof of mailing of notice of the meeting.

iii. Reading of the minutes of the preceding Shareholders meeting, or a waiver of such reading.

iv. Presentation of any reports by the officers of the Corporation.

v. Presentation of any reports by any committees of the Corporation.

vi. Election of Directors, if applicable.

vii. Presentation of any regular and miscellaneous business to come before the meeting.

viii. Presentation of any special matters to be considered by the Shareholders.

ix. Adjournment.

d. Notwithstanding the provisions of Subsection 7(c) of this Article II, the order and topics of business to be transacted at any meeting of the Shareholders shall be determined by the presiding officer of the meeting, in the sole discretion of such presiding officer. In no event shall any variation in the order of business or additions and deletions from the order of business as specified in Subsection 7(c) of this Article II invalidate any actions properly taken at any meeting.

Section 8.      Voting by Shareholders

a. Unless otherwise provided for in the Certificate of Incorporation of the Corporation, each Shareholder shall be entitled, at each meeting and upon each proposal to be voted upon, to one vote for each share of voting stock recorded in the name of such Shareholder on the stock transfer books of the Corporation on the record date fixed as provided for in Section 5 of this Article II.

b. The presiding officer at any meeting of the Shareholders shall have the power to determine the method and means of voting when any matter is to be voted upon. The method and means of voting may include, but shall not be limited to, vote by ballot, vote by hand or vote by voice. However, no method of voting may be adopted which fails to take account of any Shareholder's right to vote by proxy as provided for in Section 9 of this Article II. In no event may any method of voting be adopted which would prejudice the outcome of the vote.

Section 9.      Shareholder Proxies

a. Every Shareholder entitled to vote at a meeting of the Shareholders or to express consent or dissent without a meeting, or the duly authorized attorney-in-fact of such Shareholder, may authorize another person or persons to act for such Shareholder by proxy.

b. Every proxy must be signed by the Shareholder or by an attorney-in-fact for such Shareholder. No proxy shall be valid after the expiration of six (6) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Shareholder executing it, except as otherwise provided in this Section 9 of Article II.

c. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the Shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer of the Corporation responsible for maintaining the list of the Shareholders.

d. Except when other provisions shall have been made by written agreement between the parties, the record holder of shares held as a pledge or otherwise as security or which belong to another, shall issue to the pledgor or to such owner of such shares, upon demand therefor and payment of any expenses thereof, a proxy to vote such shares or to take other action thereon.

e. A proxy that states that it is irrevocable is irrevocable when it is held by any of the following or a nominee of any of the following:

i. a pledgee;

ii. a person who has purchased or agreed to purchase the shares; or

iii. a creditor or creditors of the Corporation who extend or continue to extend credit to the Corporation in consideration of the proxy, if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing such credit.

f. Notwithstanding a provision in a proxy stating that it is irrevocable, the proxy becomes revocable after the pledge is redeemed, or the debt of the Corporation is paid, and in the case provided for in Subsection 9(e)(iii) of this Article II becomes revocable three (3) years after the date of the proxy or at the end of the period, if any, specified therein, whichever period is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this Subsection 9 of Article II. This Subsection 9(f) does not affect the duration of a proxy as provided under Subsection 9(b) of this Article II.

g. A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability is noted conspicuously on the face or on the back of the certificate representing such shares.

h. If a proxy for the same shares confers authority upon two (2) or more persons and does not otherwise provide, a majority of such persons present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy. If the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

j. If a proxy expressly so provides, any proxy holder may appoint in writing a substitute to act in his place.

Section 10.      Person Entitled to Vote Shares

a. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of such corporate Shareholder; or, in the absence of any applicable bylaw, by such person as the board of directors of such corporate Shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of such corporate Shareholder. In the absence of any such designation, or in the case of conflicting designations by a corporate Shareholder, the chairman of the board, president, any vice president, secretary and treasurer of such corporate Shareholder, in that order, shall be presumed to possess authority to vote such shares.

b. Shares held by an administrator, executor, guardian or conservator may be voted by such administrator, executor, guardian or conservator, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, guardian or conservator. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the name of such trustee.

c. Shares standing in the name of a receiver may be voted by such receiver. Shares held by or under the control of a receiver but not standing in the name of such receiver may be voted by such receiver without the transfer thereof into the name of such receiver if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

d. A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee.

e. Shares of the capital stock of the Corporation belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares.

Article III

DIRECTORS

Section 1.      Board of Directors and Exercise of Corporate Powers

a. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors except as may be otherwise provided in the Articles of Incorporation of the Corporation or applicable law. If any such provision is made in the Articles of Incorporation of the Corporation, the powers and duties conferred or imposed upon the Board of Directors shall be exercised or performed to such extent and by such person or persons as shall be provided in the Articles of Incorporation of the Corporation.

b. Directors need not be residents of the Corporation's State of Incorporation or Shareholders unless the Articles of Incorporation of the Corporation so require.

c. The Board of Directors shall have the authority to fix the compensation of Directors unless otherwise provided in the Articles of Incorporation of the Corporation.

d. A Director shall perform the duties of a Director, including the duties of a Director as a member of any committee of the Board of Directors upon which such Director may serve, in good faith, in a manner such Director reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

e. In performing the duties of a Director, a Director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

i. one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

ii. counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such person's professional or expert competence; or

iii. a committee of the Board of Directors upon which such Director does not serve, duly designated in accordance with a provision of the Articles of Incorporation of the Corporation, or by these Bylaws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

f. A Director shall not be considered to be acting in good faith if such Director has knowledge concerning the matter in question that would cause such reliance described in Subsection 1 (e) of this Article III to be unwarranted.

g. A person who performs the duties of a Director in compliance with Section 1 of this Article III shall have no liability by reason of being or having been a Director of the Corporation.

h. A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such Director votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 2.      Number, Election and Classification of Directors

a. The membership of the Board of Directors shall consist of not less than two (2) nor more than eleven (11) members, until changed by an amendment to the Articles of Incorporation of the Corporation. The number of Directors constituting the membership of the initial Board of Directors shall be two (2) as set forth in the Articles of Incorporation of the Corporation. The number of Directors may be increased or decreased from time to time, within the limits prescribed in the Articles of Incorporation of the Corporation, by the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent Director. However, the minimum of two (2) directors may be reduced to a minimum of one (1) director of there is only one (1) shareholder.

b. Each person named in the Articles of Incorporation of the Corporation as a member of the initial Board of Directors shall hold office until the first annual meeting of the Shareholders and until such person's successor shall have been elected and qualified or until the earlier resignation, removal from office, or death of such person.

c. At the first annual meeting of the Shareholders and at each annual meeting thereafter the Shareholders shall elect Directors to hold office until the next succeeding annual meeting, except in the case of classification of Directors as may be permitted by applicable laws of the State of Incorporation of the Corporation. Each Director shall hold office for the term for which such Director is elected and until such Director's successor shall have been duly elected and qualified or until the earlier resignation, removal from office or death of such Director.

d. The Shareholders, if permitted by the applicable laws and by amendment to these Bylaws, may provide that the Directors be divided into not more than four (4) classes, as nearly equal in number as possible, whose terms of office shall respectively expire at different times, but no such term shall be longer than four (4) years and at least one-fourth (1/4) in number of Directors shall be elected annually.

e. If Directors are classified and the number of Directors is thereafter changed, any increase or decrease in Directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

Section 3.      Removal of Directors

a. At a meeting of the Shareholders called expressly for that purpose, Directors may be removed in the manner provided in this Section 3 of Article III. Any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

b. If the Articles of Incorporation of the Corporation are amended to permit cumulative voting and if less than the entire Board of Directors is to be removed, no one of the Directors may be removed if the votes cast against such Director's removal would be sufficient to elect such Director as a Director if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of Directors, at an election of the class of Directors of which such Director is a member.

c. Whenever the holders of the shares of any class are entitled to elect one or more Directors by the provisions of the Articles of Incorporation of the Corporation, the provisions of this Section 3 of Article III shall apply (in respect to the removal of a Director or Directors so elected) to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

Section 4.      Director Quorum and Voting

a. A majority of the number of Directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

b. The act of the majority of the Directors present at a meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors.

Section 5.      Director Conflicts of Interest

a. No contract or other transaction between the Corporation and one or more of the Directors or any other corporation, firm, association or entity in which one or more of the Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because the votes of such Director or such Directors are counted for such purpose, if:

i. The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors;

ii. The fact of such relationship or interest is disclosed or known to the Shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

iii. The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee thereof, or the Shareholders of the Corporation.

b. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Section 6.      Place, Time, Notice, and Call of Directors' Meetings

a. Meetings of the Board of Directors, whether organizational, regular or special, may be held either within or without the Corporation's State of Incorporation.

b. An annual organizational meeting of the Board of Directors shall be held for the election of officers of the Corporation and for the transaction of such other business as may come before such meeting as promptly as practicable following the annual meeting of the Shareholders without the necessity of other notice than the provisions of this Section 6(b) of Article III.

c. Regular meetings of the Board of Directors may be held at such times and at such places as the Board of Directors may from time to time resolve without other notice than such resolution.

d. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, of the President, or of a majority of the Directors, at such time and at such place as shall be specified in the call thereof. Notice of any such special meeting must be given at least:

i. two (2) days prior to such meeting if such notice is given by written notice personally delivered, or if given by telegram or telephone. If such notice is given by telegram, it shall be deemed delivered when the telegram is delivered to the telegraph company. If such notice is given by telephone, it shall be deemed delivered when the telephone call is completed; or

ii. five (5) days prior to such meeting if such notice is given by mail. If such notice is given by mail, it shall be deemed delivered when deposited with the United States Postal Service, addressed to the address of such Director as reflected on the corporate records of the Corporation, with the proper postage thereon prepaid.

e. Notice of any meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before, during or after such meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, the manner in which the meeting has been called or convened, and of any objection to the transaction of business because the meeting is not lawfully called or convened.

f. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

g. A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of such adjourned meeting shall be given to the Directors who were not present at the meeting at the time of adjournment and, unless the time and place of the adjourned meeting are announced at the time of adjournment, to all other Directors.

h. Members of the Board of Directors may participate in a meeting of the Board of Directors by utilizing a conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 7.      Action by Directors Without a Meeting

Any action required by applicable laws or these Bylaws to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, is signed by all of the Directors and is filed with the minutes of the proceedings of the Board of Directors. Such consent shall have the same effect as a unanimous vote.

Section 8.      Compensation of Directors

The Directors shall be entitled to such reasonable compensation for their services and on such basis as shall be fixed from time to time by resolution of the Board of Directors. The Directors shall be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board of Directors. Any Director receiving compensation under this Section 8 of Article III shall not be prevented from serving the Corporation in any other capacity and shall not be prohibited from receiving reasonable compensation for such services.

Section 9.      Resignation of Directors

Any Director may resign at any time without acceptance by the Corporation. Such resignation shall be in writing and may provide that such resignation shall take effect immediately or on any future date stated in such notice.

Section 10.      Removal of Directors

Any Director may be removed for cause by a two-thirds (2/3) vote of the other members of the Board of Directors as then constituted or with cause or without cause by the vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation entitled to vote at any regular or special meeting of the Shareholders called for such purpose.

Section 11.      Vacancies in the Board of Directors

In the event that a vacancy shall occur in the membership of the Board of Directors whether because of death, resignation, removal, an increase in the number of Directors or any other reason, such vacancy may be filled by the vote of a majority of the remaining Directors even though such remaining Directors represent less than a quorum. An increase in the number of Directors shall be deemed to create a vacancy for the purposes of this Section 11 of Article III. A Director elected to fill a vacancy shall hold office for the unexpired term of his predecessor, or in the case of an increase in the number of Directors, until the election and qualification of Directors at the next annual meeting of the Shareholders.

Article IV

EXECUTIVE AND OTHER COMMITTEES OF THE BOARD OF DIRECTORS

Section 1.      Designation and Authority of Executive and Other Committees

a. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees each of which, to the extent provided in such resolution or in the Articles of Incorporation of the Corporation or these Bylaws, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have authority to:

i. Approve or recommend to the Shareholders actions or proposals required by applicable laws to be approved by the Shareholders;

ii. Designate candidates for the office of Director for purposes of proxy solicitation or otherwise;

iii. Fill vacancies on the Board of Directors or any committee thereof;

iv. Amend or repeal these Bylaws or adopt new bylaws;

v. Authorize or approve the reacquisition of shares of the Corporation unless pursuant to a general formula or method specified by the Board of Directors; or

vi. Authorize or approve the issuance or sale of, or any contract to issue or sell, shares of the Corporation or to designate the terms of a series of a class of such shares, unless the Board of Directors, having acted regarding the general authorization for the issuance or sale of such shares, or any contract therefor and, in the case of a series, the designation thereof, has specified a general plan or method by resolution or by adoption of a stock option or other plan, authorized such committee to fix the terms of any contract for the sale of such shares and to fix the terms upon which such shares may be issued and sold, including, without limitation, the price, the rate and/or manner of payment of dividends, provisions for redemption, sinking fund, conversion, and voting or preferential rights, and provisions for other features of such class of shares, with full power in such committee to adopt any final resolution setting forth all of the terms thereof and to authorize the statement of the terms of a series of such shares for filing with appropriate State authorities.

b. The Board of Directors, by resolution adopted in accordance with Subsection 1(a) of this Article IV may designate one or more Directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

c. Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by any member of the Board of Directors, not a member of the committee in question, with such Director's responsibility to act in good faith, in a manner such Director reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

Section 2.      Committee Member Quorum and Voting

a. A majority of the number of members of the Executive or any other committee fixed by the resolution, as from time to time amended, designating such committee in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any meeting of such committee.

b. The act of a majority of the members of an Executive or any other committee present at a meeting of such committee at which a quorum is present shall be the act of the such committee.

Section 3.      Action by Committee Members Without a Meeting

Any action required by applicable laws or these Bylaws to be taken at a meeting of any committee, or any action which may be taken at a meeting of a committee, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, is signed by all of the members of such committee and is filed with the minutes of the proceedings of such committee. Such consent shall have the same effect as a unanimous vote.

Section 4.      Compensation of Members of a Committee

The members of the Executive and any other committee of the Board of Directors shall be entitled to such reasonable compensation for their services and on such basis as shall be fixed from time to time by resolution of the Board of Directors. The members of any committee of the Board of Directors shall be entitled to reimbursement for any reasonable expenses incurred in attending committee meetings. Any member of a committee receiving compensation under this Section 4 of Article IV shall not be prevented from serving the Corporation in any other capacity and shall not be prohibited from receiving reasonable compensation for such services.

Section 5.      Resignation of Members of a Committee

Any member of the Executive or any other committee may resign at any time without acceptance by the Corporation. Such resignation shall be in writing and may provide that such resignation shall take effect immediately or on any future date stated in such notice.

Section 6.      Removal of Members of a Committee

Any member of the Executive or any other committee may be removed with cause or without cause by the vote of a majority of the Board of Directors at any organizational, regular or special meeting of the Board of Directors.

Section 7.      Vacancies in the Membership of Committees

In the event that a vacancy shall occur in the membership of the Executive or any other committee, whether because of death, resignation, removal, an increase in the number of members or any other reason, such vacancy shall be filled by the vote of a majority of the Board of Directors at a meeting at which a quorum of the remaining Directors are present.

Article V

OFFICERS

Section 1.      Number, Election and Term of Office

a. The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by these Bylaws. The Board of Directors may also choose a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and assistant officers and agents as they may deem necessary.

b. Each officer and agent shall hold office until the successor of such officer or agent shall have been duly chosen and qualified or until the death of such officer or agent, or until the resignation or removal of such officer or agent as provided in Section 2 and Section 3 of this Article V.

c. All officers and agents, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

d. Any two (2) or more offices may be held by the same person.

e. A failure to elect a President, a Secretary or a Treasurer shall not affect the existence of the Corporation.

Section 2.      Resignation of Officers

Any officer may resign at any time by giving written notice thereof to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.      Removal of Officers

Any officer or agent elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Any other officer may be removed at any time with or without cause by the Board of Directors or by any committee of the Board of Directors or superior officer upon whom such power of removal may have been conferred by the Board of Directors. Each such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract right to employment or compensation.

Section 4.      Officer Vacancies

Any vacancy in any office from any cause may be filled for the unexpired portion of the term of such office by the Board of Directors. In case of a vacancy occurring in an office filled by a committee of the Board of Directors or a superior officer granted such authority by the Board of Directors, such vacancy may be filled by such committee or superior officer.

Section 5.      Compensation of Officers

The compensation of all officers of the Corporation shall be fixed by the Board of Directors, except as may be otherwise delegated by the Board of Directors to a committee of the Board of Directors or superior officer.

Section 6.      The Chairman of the Board

The Chairman of the Board shall preside at all meetings of the Shareholders and of the Board of Directors, and shall be ex officio a member of all committees of the Board of Directors. Except where by applicable law the signature of the President is required or unless the Board of Directors shall rule otherwise, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors. Unless a Chairman of the Board is specifically elected, the President shall be deemed to be the Chairman of the Board.

Section 7.      The President

The President shall be the chief executive officer of the Corporation. The President shall be responsible for the day to day supervision of the business and affairs of the Corporation. The President shall sign or countersign all certificates, contracts or instruments of the Corporation as authorized by the Board of Directors. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Shareholders and the Board of Directors. The President shall make such reports to the Shareholders and to the Board of Directors as they shall from time to time request. The President shall perform such other duties as are incident to the office of President or are properly required of the President by the Board of Directors. The Board of Directors will at all times retain the power to expressly delegate the duties of the President to any other officer.

Section 8.      The Vice Presidents

The Vice Presidents, in the order designated by the Board of Directors or, in the absence of such designation, in the order designated by the President (or in the absence of any such designations, the senior Vice President), shall exercise the functions of the President during the absence, disability, death or refusal to act of the President. During the time that any Vice President is properly exercising the functions of the President, such Vice President shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall have such other duties as are assigned to them from time to time by the Board of Directors or by the President, under whose supervision they shall be.

Section 9.      The Secretary

The Secretary shall attend all meetings of the Shareholders and of the Board of Directors and shall record all votes and the minutes of all proceedings in a minute book of the Corporation and shall perform like duties for any committee of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and of special meetings of the Board of Directors. The Secretary shall be the custodian of the minute books of the Corporation and of such other books and records of the Corporation as the Board of Directors or the President may direct. The Secretary shall make, or cause to be made, all proper entries in all corporate books that the Board of Directors or the President direct the Secretary to keep. The Secretary shall have the general responsibility for maintaining the Stock Transfer Books of the Corporation, or of supervising the maintenance of such Stock Transfer Books by any transfer agent of the Corporation. The Secretary shall be the custodian of the Corporate Seal and shall affix the Corporate Seal on contracts and other instruments as the Board of Directors or the President may from time to time direct. When the Corporate Seal is so affixed, it shall, where required, be attested by the Secretary. The Secretary shall perform such other duties as are assigned to the Secretary from time to time by the Board of Directors or by the President, under whose supervision the Secretary shall be.

Section 10.      The Assistant Secretaries

Each Assistant Secretary shall have the power and duties pertaining to the office of such Assistant Secretary as are given to such Assistant Secretary by these Bylaws or as may from time to time be assigned to such Assistant Secretary by the Board of Directors or the Secretary, under whose supervision each Assistant Secretary shall be. At the request of the Secretary or in the absence or disability of the Secretary, the Assistant Secretary designated by the Secretary (or in the absence of such designation the senior Assistant Secretary) shall perform the duties and exercise the powers of the Secretary.

Section 11.      The Treasurer

The Treasurer shall have custody of all funds and securities owned by the Corporation. The Treasurer shall cause to be entered regularly in the proper books of account of the Corporation full and accurate accounts of the receipts and disbursements of the Corporation. The Treasurer shall render a statement of the cash, financial and other accounts of the Corporation whenever directed to render such a statement by the Board of Directors or the President. The Treasurer shall at all reasonable times make available the Corporation's books and financial accounts to any Director or the President during normal business hours. The Treasurer shall perform all other acts incident to the office of Treasurer and shall have such other duties as are assigned to the Treasurer from time to time by the Board of Directors or the President, under whose supervision the Treasurer shall be.

Section 12.      The Assistant Treasurers

Each Assistant Treasurer shall have the power and duties pertaining to the office of Assistant Treasurer as are given to such Assistant Treasurer by these Bylaws or as may from time to time be assigned to such Assistant Treasurer by the Board of Directors or the Treasurer, under whose supervision each Assistant Treasurer shall be. At the request of the Treasurer or in the absence or disability of the Treasurer, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation the senior Assistant Treasurer) shall perform the duties and exercise the powers of the Treasurer.

Section 13.      Other Subordinate or Assistant Officers and Agents

The Board of Directors may appoint such other subordinate or assistant officers and agents as it shall deem necessary who shall have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any committee of the Board of Directors or any superior officer the power to appoint any such subordinate or assistant officer or agent.

Article VI

LOANS TO OFFICERS AND EMPLOYEES

&

GUARANTY OF OBLIGATIONS OF OFFICERS AND EMPLOYEES

Section 1.      General

The Corporation may lend money to, guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of a subsidiary of the Corporation, including any officer or employee who is a Director or member of any committee of the Board of Directors or of such a subsidiary whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Article VI shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any applicable statute.

Article VII

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 1.      General

The Corporation may, in its discretion, indemnify any Director, officer, employee or agent in the following circumstances and in the following manner:

a. The Corporation may indemnify any person who was a party, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of the Corporation) by reason of the fact that such person is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees at trial and appellate levels), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct of such person was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

b. The Corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees at trial and appellate levels), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper.

c. To the extent that a Director, officer employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsection 1(a) or Subsection 1(b) of this Article VII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney's fees at trial and appellate levels) actually and reasonably incurred by such person in connection therewith.

d. Any indemnification under Subsection 1(a) or Subsection 1(b) of this Article VII, unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Subsection 1(a) or Subsection 1(b) of this Article VII. Such determination shall initially be made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding. If the Board of Directors shall, for any reason, decline to make such a determination, then such determination shall be made by the Shareholders by a majority vote of a quorum consisting of the Shareholders who were not parties to such action, suit or proceeding; provided, however, that a determination made by the Board of Directors pursuant to this Subsection 1(d) of Article VII may be appealed to the Shareholders by the party seeking indemnification or by any party entitled to call a special meeting of the Shareholders pursuant to Section 2 of Article II and, in such case, the determination made by the majority vote of a quorum consisting of the Shareholders who were not parties to such action, suit or proceeding shall prevail over a contrary determination by the Board of Directors pursuant to this Subsection 1(d) of Article VII.

e. Expenses (including attorney's fees at trial and appellate levels) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon a preliminary determination following one of the procedures set forth in this Article VII that a Director, officer, employee or agent of the Corporation or director, officer, employee or agent serving another corporation, partnership, joint venture or other enterprise at the request of the Corporation met the applicable standard of conduct set forth in this Article VII, and upon receipt of an undertaking by or on behalf of such Director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Subsection 1(e) of Article VII.

f. The Corporation may make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in the indemnified party's official capacity and as to action in another capacity while holding such office.

g. Indemnification as provided in this Article VII may continue as to a person who ceased to be a Director, officer, employee or agent of the Corporation or a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation and may inure to the benefit of the heirs, executors and administrators of such a person upon a proper determination initially made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding. If the Board of Directors shall, for any reason, decline to make such determination, then such determination may be made by the Shareholders by a majority vote of a quorum consisting of the Shareholders who were not parties to such action, suit or proceeding; provided, however, that a determination made by the Board of Directors pursuant to this Subsection 1(g) of Article VII may be appealed to the Shareholders by the party seeking indemnification or by such party's representative or by any party entitled to call a special meeting of the Shareholders pursuant to Section 2 of Article II and in such case, the determination made by the majority vote of a quorum consisting of the Shareholders who were not parties to such action, suit or proceeding shall prevail over a contrary determination of the Board of Directors made pursuant to this Subsection 1(g) of Article VII.

h. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of the status of such person as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.

j. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the Shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to the Shareholders of written notice of the next annual meeting of the Shareholders unless such meeting is held within three (3) months from the date of such payment and, in any event, within fifteen (15) months from the date of such payment, deliver either personally or by mail to each Shareholder of record at the time entitled to vote for the election of Directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

k. This Article VII shall be interpreted to permit indemnification to the fullest extent permitted by applicable law. If any part of this Article VII shall be found to be invalid or ineffective in any action, suit or proceeding, the validity and effect of the remaining part thereof shall not be affected.

Article VIII

STOCK CERTIFICATES AND STOCK TRANSFERS

Section 1.      Stock Certificates Representing Shares of the Corporation

a. Every holder of shares of the Corporation shall be entitled to one or more certificates, representing all shares to which such holder is entitled and such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or Vice President and of the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such former officer were such officer at the date of its issuance.

b. The Corporation will furnish to any Shareholder upon request and without charge a full statement of:

i. the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, and

ii. the variations in the relative rights and preferences between shares of each such series, if the Corporation is authorized to issue any preferred or special class in series and so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

c. Every certificate representing shares which are restricted as to sale, disposition or other transfer shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any Shareholder upon request and without charge a full statement of, such restrictions.

d. Each certificate representing shares shall state upon the face thereof:

i. the name of the Corporation;

ii. that the Corporation is organized under the laws of its State of Incorporation;

iii. the name of the person or persons to whom issued;

iv. the number and class of shares, and the designation of the series, if any, which such certificate represents; and

v. the par value of each share represented by such certificate, or a statement that such shares are without par value.

e. No certificate shall be issued for any shares until such shares are fully paid.

Section 2.      Stock Transfer Books

The Corporation shall keep at its registered office or principal place of business or in the office of its transfer agent or registrar, a book (or books where more than one kind, class or series of stock is outstanding) to be known as the Stock Transfer Book(s), containing:

i. the names, alphabetically arranged, addresses and, if known, Social Security number or Taxpayer Identification number, of every Shareholder;

ii. the number of shares of each kind, class or series of stock held of record by such Shareholder; and

iii. the date of issue of such shares.

Where the Stock Transfer Books are kept in the office of the transfer agent, the Corporation shall keep at its registered office in the Corporation's State of Incorporation copies of the stock lists prepared from the Stock Transfer Books and sent to it from time to time by said transfer agent. The Stock Transfer Books or stock lists shall show the current status of the ownership of shares of the Corporation provided, if the transfer agent of the Corporation is located elsewhere, a reasonable time shall be allowed for transit or mail. The Corporation may, however, in lieu of keeping copies of the Stock Transfer Books at the office of such registered agent, keep at the office of such registered agent a statement setting out the name of the custodian of the Stock Transfer Books, and the present and complete post office address, including street and number, if any, where such Stock Transfer Books are kept.

Section 3.      Transfer of Shares

Transfer of shares of the Corporation shall be made on the Stock Transfer Books of the Corporation by the Secretary of the Corporation or the transfer agent only when the holder of record thereof or the legal representative of such holder of record or the attorney-in-fact of such holder of record, authorized by power of attorney duly executed and filed with the Secretary or transfer agent of the Corporation, shall surrender the certificate representing such shares for cancellation. Lost, destroyed or stolen stock certificates shall be replaced pursuant to Section 4 of this Article VIII.

Section 4.      Lost, Destroyed or Stolen Stock Certificates

No certificate representing shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount (but not to exceed twice the fair market value of the shares represented by the certificate) and with such terms and with such surety as the Board of Directors may, in its discretion, require.

Article IX

DIVIDENDS

Section 1.      General

The Board of Directors of the Corporation may, from time to time, declare, and the Corporation may pay dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent subject to the following provisions:

a. Dividends in cash or property may be declared and paid, except as otherwise provided in this Article IX, only out of the unreserved and unrestricted earned surplus of the Corporation or out of its capital surplus, however arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such capital surplus shall be disclosed to the Shareholders receiving the same concurrently with such distribution.

b. To the extent that the Corporation engages in the business of exploiting natural resources and other wasting assets, dividends may be declared and paid in cash out of depletion or similar reserves, but each such dividend shall be identified as a distribution of such reserves and the amount per share paid from such reserves shall be disclosed to the Shareholders receiving the same concurrently with the distribution thereof.

c. Dividends may be declared and paid in the Corporation's treasury shares.

d. Dividends may be declared and paid in the Corporation's authorized but unissued shares out of any unreserved and unrestricted earned or capital surplus of the Corporation upon the following conditions:

i. if a dividend is payable in the Corporation's own shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend; and

ii. if a dividend is payable in the Corporation's own shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the Shareholders receiving such dividend concurrently with the payment thereof.

e. No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation of the Corporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which payment is to be made.

f. A split up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a stock dividend within the meaning of this Article IX.

Article X

BOOKS AND RECORDS

Section 1.      General

a. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Shareholders, Board of Directors and committees of Directors.

b. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

c. Any person who shall have been a holder of record of one quarter of one (0.25%) percent of shares of any class or series of the Corporation for at least six (6) months immediately preceding such person's demand or who shall be the holder of record of at least five (5%) percent of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, the Corporation's relevant books and records of account, minutes of the Shareholders, the Board of Directors and committees of the Board of Directors, and record of the Shareholders, and to make extracts therefrom.

d. No Shareholder who within two (2) years has:

i. sold or offered for sale any list of the Shareholders of the Corporation or any other corporation;

ii. aided or abetted any person in procuring any list of the Shareholders of the Corporation for any purpose; or

iii. improperly used any information secured through any prior examination of the Corporation's books and records of account, minutes of the Shareholders, the Board of Directors and committees of the Board of Directors, or record of the Shareholders of the Corporation;

shall be entitled to examine the documents and records of the Corporation as provided in Subsection 1(c) of this Article X. No Shareholder who does not act in good faith or for a proper purpose in making such Shareholder's demand shall be entitled to examine the documents and records of the Corporation as provided in Subsection 1(c) of this Article X.

e. Unless modified by resolution of the Shareholders, the Treasurer shall prepare not later than four (4) months after the close of each fiscal year:

i. a balance sheet showing in reasonable detail the financial conditions of the Corporation as of the date of its fiscal year; and

ii. a profit and loss statement showing the results of its operation during its fiscal year.

f. Upon the written request of any Shareholder of the Corporation, the Corporation shall mail to such Shareholder a copy of its most recent balance sheet and profit and loss statement.

g. Such balance sheets and profit and loss statements shall be filed and kept for at least five (5) years in the principal office of the Corporation and shall be subject to inspection during business hours by any Shareholder of the Corporation, in person, or by agent or attorney.

Article XI

AMENDMENT OF BYLAWS

Section 1.      Authority of the Shareholders

a. The Shareholders may, at any annual meeting of the Shareholders, or at any special meeting of the Shareholders called for the purpose of amending these Bylaws, from time to time amend, alter or repeal these Bylaws or any part thereof.

b. The Shareholders may prescribe in any Bylaw made by them that such Bylaw shall not be altered, amended or repealed by the Board of Directors.

Section 2.      Authority of the Board of Directors

a. The Board of Directors shall have the power from time to time to amend, alter or repeal these Bylaws, and to adopt new Bylaws.

b. The Board of Directors, however, shall not have authority to amend, alter, repeal or adopt any Bylaw if such Bylaw or such amendment or repeal would be inconsistent with any Bylaw previously adopted or repealed by the Shareholders.

Article XII

MISCELLANEOUS

Section 1.      Corporate Seal

The Board of Directors shall adopt a Corporate Seal which shall be circular in form and shall have inscribed thereon the name of the Corporation together with any other information required by applicable laws.

Section 2.      Fiscal Year

The fiscal year of the Corporation shall be such as established by resolution of the Board of Directors.

Section 3.      Securities of Other Corporations

The Chairman of the Board, the President or any Vice President shall have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.